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                             CERTIFICATE OF TRUST

                                      OF

                              LEVCO SERIES TRUST

          This Certificate of Trust of LEVCO SERIES TRUST, a business trust which will be registered under the Investment Company Act of 1940, as amended (the "Business Trust"), filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. Code /S//S/ 3801 et seq.), sets forth the following:

          FIRST:   The name of the Business Trust is LEVCO SERIES TRUST.

          SECOND: As required by 12 Del. Code (S)(S) 3807 and 3810(a)(1)(b), the name and business address of the Business Trust's Registered Agent for Service of Process and the address of the Business Trust's Registered Office are:

                                              Address of Business Trust's
                                              Registered Office and Business
          Registered Agent                    Address of Registered Agent
          ----------------                    ------------------------------
                                              9 East Loockerman Street
          National Corporate Research, Ltd.   Dover, Delaware 19901

          The name and business address of the initial trustees of the Business Trust are as follows:

          Name                                Business Address
          ----                                ----------------

          John A. Levin                       One Rockefeller Plaza - 25th Floor
                                              New York, N.Y. 10020

          Jeffrey A. Kigner                   One Rockefeller Plaza - 25th Floor
                                              New York, N.Y. 10020

          THIRD:   The nature of the business or purpose or purposes of the
Business Trust as set forth in its governing instrument is to conduct, operate and carry on the business of a management investment company registered under the Investment Company Act of 1940, as amended, through one or more series of shares of beneficial interest, investing primarily in securities.

          FOURTH: The trustees of the business trust, as set forth in its governing instrument, reserve the right to amend, alter, change or repeal any provision contained in this Certificate of Trust, in any manner now or hereafter prescribed by statute.
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          FIFTH:  This Certificate of Trust shall become effective immediately upon its filing with the Office of the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the initial trustees of LEVCO Series Trust, have duly executed this Certificate of Trust as of this 2 day of January, 1997.

                                           /s/ John A. Levin
                                           -------------------------------------
                                           John A. Levin, as Trustee and not
                                           individually

                                           /s/ Jeffrey A. Kigner
                                           -------------------------------------
                                           Jeffrey A. Kigner, as Trustee and not
                                           individually